An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated May__ 2019

SmartCard Marketing Systems, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

https://www.SmartCardmarketingsystems.com

20C Trolley Square, Wilmington, DE 19806 USA, tel.: 844-843-7296

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

8900	330558415
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering between 1,000,000,000 shares and 500,000,000 shares

This is a public offering of shares of common stock of SmartCard Marketing Systems, Inc.

The offering will be at a fixed price between $0.01 and $0.02 per share, to be determined at the time of qualification. The end date of the offering will be exactly 180 days from the date the Offering Circular is approved by the Attorney General of the state of New York (unless extended by the Company, in its own discretion, for up to another 90 days).

Our common stock currently trades on the OTC Pink market under the symbol “SMKG” and the closing price of our common stock on October 9, 2019 was $ 0.0298.  Our common stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent. however, the Company reserves the right to retain one. Upon receipt of funds, the funds will immediately be available to the Company and the purchased shares will be disbursed to the investors.  If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is approved by the Attorney General of the state of New York.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular Dated May ___, 2019

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to SmartCard Marketing Systems, Inc.

OUR COMPANY

SmartCard Marketing Systems, Inc. (“SMKG” or “The Company”) (SMKG: OTC) is a boutique (“Payments”) technology corporation formed under the laws of Delaware as a Technology Cloud & Mobility solutions provider to the payment industry. We deliver business applications for Acquirers and Issuers (banks, telecoms and enterprises) to deploy their merchant portfolios. Our in-house design and development lab offers proprietary software solutions for licensing “Brand as Your Own”, which include the following, offered through Emphasispay.com marketplace:

•	Check21SaaS.com: A Cloud SAAS Remote Deposit Capture (Scanning) technology for Banks and Credit Unions with Multi-branch networks and Treasury clients.

•	Genorocity.com: A Digital Multi-tenant Retail platform & QR Wallet with a suite of Points, Rewards & Incentive features for the hospitality industry. An industry first Card Emulator platform for multi-card management issuing.

•	Mtickets.events: A digital Cloud & Mobility Events, Conference & M-ticketing management solution for Event Companies, Planners, Retailers and Networking groups.

•	Mytravel.menu: An application for integrating of user interface and data analytics in Consumer-level and Corporate pre-order food systems, as well as onboard/inflight menu sales, including communications management for transporters and travelers.

•	iJobs.shop: A digital workforce Mobility & Cloud application for both merchants and jobseekers to crowdsource Resumes and publish job opportunities. An integrated utility for social-media publishing and communication for job seekers.

•	QR. guru: An automated Digital distribution lead generator ecommerce application for sales events, Scan & Prize campaigns, MLM and affiliate marketing.

•	Menu.events: A fully digital catering and menu planning operations for both web & mobile allowing for efficient real-time management of banquet and venue bookings. A sales and reservations ledger utility.

•	Granularchain.com: A multi-link relationship management solution for Signature Capture and Electronic Know Your Client (“EKYC”) for the financial industry which allows financial institutions & enterprises the ability to create, issue and manage securely an QR engine-exchange for permission based “invitation only” access of client profiles, documents, digital signatures, for corporate or individual users. Please note that Granularchain uses a blockchain token to create tamper-resistant encryption of data within the system, but neither Granularchain nor the Company logs nor maintains any logs of client data. Neither Granularchain nor the Company involved in the issuance or management of any cryptocurrency issuances or offerings. Please see our Risk Factors for additional information regarding the use of blockchain elements.

•	Profilr.social: A powerful EKYC search lead and investigative engine that combines public records and social network information on individuals and businesses to valuate profiles for underwriting and assessment.

•	Articul8te.com: A cloud-based Business Workforce management application for streamlining Sales-Book, Marketing schedules, employee task management, project timelines & directory charts with a full document vault compartmentalization.

•	Onroute.Tech a geo ride-tracking and booking solution for Limousine and Courier companies with employee dispatch management, client ID visual tracking for independent owners and associate-networks.

•	Axepay.com A Cross-border processing platform for International Merchant and China businesses and Individuals. A Real-time FX engine and China Union Pay processing in China.

OVERVIEW

Since 2014, the Company has sought to develop and establishing a strong and intuitive technology footprint within the growing Fintech Industry. Our Company management has over 45 years of combined experience in the alternative payment and merchant underwriting industries, with a specialization in retail & enterprise applications.

Since the beginning of 2015, the company has focused on 2 distinct channels of business:

1)	Development and commercialization of its three core platforms for the payment and incentive industry: Check21SAAS.com, Mtickets.events & Genorocity.com

2)	Strategic partnerships focused on developing a Remote HOST for Banks & Telecom Acquirers of Card Schemes (Credit, Debit, & Checks) as an acceptance point for emulating transactions, processing & settlement within the platform providing a seamless integration ready for markets.

In 2017 management continued to develop its payment infrastructure and worked with key clients to commercialize its solutions strengthening its position in the financial and retail services segment.

OUR STRATEGY

Our strategy has been to develop a seamless portfolio of various industry payment technologies for both e-commerce and mPOS semi-integrated payment systems. The result is a robust performing lineup of middleware’s that integrate easily with various Issuers, Acquirers & Processors creating a powerful gateway. We target host Banks, Telecoms & Global Enterprises with an existing merchant portfolio ready for best of breadth and trending technologies that also incorporate social-media advantages for consumers.

The Company’s business focus for the next 12 to 15 months is to transform the market with Brand As Your Own technology from a direct Large Merchant services provider to establishing a robust portfolio of merchants and position itself as a technology host & support channel for Financial Institutions, Franchises and Global Enterprises, capturing larger pools of merchants and customers.

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THE OFFERING

Common Stock we are offering	Between 500,000,000 and 1,000,000,000 shares of common stock
Common Stock outstanding before this Offering	281,742,840 Common stock, par value $0.001
Use of proceeds	The funds raised per this offering will be utilized in administrative and legal fees, software development and support, and staffing in the United States. See “Use of Proceeds” for more details.
Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although the Company may choose to engage a placement agent at its sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription. In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

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Risk Related to our Company and our Business

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although the management of SmartCard Marketing Systems, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of operating losses and we will need additional financing to meet our future long-term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. As of December 31, 2018, we had a working capital deficit of $2,978,019. We incurred a net loss of $489,316 for the period ended December 31, 2018, and a net loss of $552,256 for the year ended December 31, 2017. We have not achieved sustainable profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

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Our financial situation creates doubt whether we will continue as a going concern.

We only have enough capital resources on hand to operate as-is for another 6 months. Since inception, the Company has generated minimal revenues and has incurred losses and reported losses for the period from inception through December 31, 2018. Further, we expect to incur a net loss for the fiscal year ending December 31, 2019, primarily as a result of increased operating expenses. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties

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We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy is to develop products and services that integrate throughout fintech, mobile payment, and point-of-sale technology ecosystems. Our ability to implement this business strategy is dependent on our ability to:

•	Distinguish ourselves in a very competitive market;

•	Establish brand recognition and customer loyalty; and

•	Manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our need for significant amounts of capital to fund software development and execute licenses within our subsidiaries and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

We must effectively manage the growth of our operations, or our company will suffer.

Our business consists of software, firmware, and middleware solutions for mobile payments processing and point-of-sale technologies. Expansion of our operations, to include the development of all our portfolio, may also cause a significant demand on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited commercialization of our subsidiary products, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product offered by our subsidiaries. In order to attract customers to our subsidiary products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our products and services will depend on our success in consistently providing high-quality products and services to our customers.

In 2018 and 2017, three and two customers, respectively, comprised 100% of our customer base and revenue streams.

We derive our revenues from licensing and processing fees generated from our products and services. This concentration of customers places at enormous financial risk should an account with one of our customers be disrupted or discontinued, whether by our own actions, market forces, or some other cause. In 2017, our three customers were Veritaspay Philipines, Inc., Axepay, Inc., and Contact Innovations, Inc., representing 14.7%, 47.3%, and 38.0% of total revenues. In 2018, 81% of revenues were derived from Contact Innovation, Inc. and 16.4% were derived from AxePay, Inc. the remaining 2.6% was derived from miscellaneous services. Thus far, in 2019, 4409% of our revenues are derived from Contact Innovation, Inc. and 55.1% is derived from AxePay, Inc. Veritaspay Philipines, Inc. is located in the Philipines and Contact Innovations, Inc. is in Ontario and is our partner vendor servicing ICICI Bank of India. Any shift in international politics, the regulation of the payment space, or global competition could impact our relationship with these customers and losing these customers would drastically reduce our yearly revenues.

A competitor with a stronger or more suitable financial position may enter our marketplace.

The success of our business primarily depends on the success our products and their market performance, compared to rival technologies offered by a competitor. If a direct competitor arrives in our market, achieving market acceptance for our services may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

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Risks Related to Our Business and Industry

We are subject to risks relating to legal proceedings.

We are subject to various claims and legal actions arising in the ordinary course of its business. Any such litigation could be very costly and could distract our management from focusing on operating our business. The existence of any such litigation could harm our business, results of operations and financial condition. Results of actual and potential litigation are inherently uncertain. An unfavorable result in a legal proceeding could adversely affect our reputation, financial condition and operating results.

Our products’ position in the supply chain of payment processing makes us a frequent target of hackers.

The global payment processing space is rife with private and government-sponsored hackers of various nationalities, with varying levels of sophistication, pursuing various agendas. Though our products use highly sophisticated encryption technology and we do not store customer assets or money, should our products become compromised in some way by hackers, foreign or domestic, private or government-sponsored, it could result in a breach of customer privacy, potential theft of customer data, and even result in the loss of customer assets.

Failure of our information technology systems could significantly disrupt the operation of our business.

Our ability to execute our business plan and to comply with regulatory requirements with respect to data control and data integrity depends, in part, on the continued and uninterrupted performance of our information technology systems (“IT systems”). These systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, there are no assurances that electronic break-ins, computer viruses and similar disruptive problems, and/or sustained or repeated system failures or problems arising during the upgrade of any of our IT systems that interrupt our ability to generate and maintain data will not occur. The occurrence of any of the foregoing with respect to our IT systems could have a material adverse effect on our business, results of operations or financial condition.

We will be subject to the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing our anticipated operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, results of operations and financial condition.

Our operations, if initiated, will be subject to certain anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (“FCPA”), and other anti-corruption laws that apply in countries where we do business. The FCPA and other anti-corruption laws generally prohibit us and our employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. We and our commercial partners operate in a number of jurisdictions that pose a high risk of potential FCPA violations and we participate in collaborations and relationships with third parties whose actions could potentially subject us to liability under the FCPA or local anti-corruption laws. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted.

We also anticipate becoming subject to other laws and regulations governing our international operations, including regulations administered in the U.S. and in the EU, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations (collectively, “Trade Control Laws”).

There can be no assurance that we will be completely effective in ensuring our compliance with all applicable anticorruption laws, including the FCPA or other legal requirements, such as Trade Control Laws. Any investigation of potential violations of the FCPA, other anti-corruption laws or Trade Control Laws by U.S., EU or other authorities could have an adverse impact on our reputation, our business, results of operations and financial condition. Furthermore, should we be found not to be in compliance with the FCPA, other anti-corruption laws or Trade Control Laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, as well as the accompanying legal expenses, any of which could have a material adverse effect on our reputation and liquidity, as well as on our business, results of operations and financial condition.

Risks Related to Our Intellectual Property

We may be forced to litigate to enforce or defend our intellectual property rights, or the intellectual property rights of our licensors.

We may be forced to litigate to enforce or defend our intellectual property rights against infringement and unauthorized use by competitors. In so doing, we may place our intellectual property at risk of being invalidated, held unenforceable, or narrowed in scope. Further, an adverse result in any litigation or defense proceedings may place pending applications at risk of non-issuance. In addition, if any licensor fails to enforce or defend its intellectual property rights, this may adversely affect our ability to develop and commercialize our Proprietary Technology Assets as well as our ability to prevent competitors from making, using, and selling competing products. Any such litigation could be very costly and could distract our management from focusing on operating our business. The existence or outcome of any such litigation could harm our business, results of operations and financial condition.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential and proprietary information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of the Common Stock, should a market therefor ever develop.

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We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary know-how and technological advances, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. Failure to obtain or maintain trade secret protection or failure to adequately protect our intellectual property could enable competitors to develop generic products or use our proprietary information to develop other products that compete with our products or cause additional, material adverse effects upon our business, results of operations and financial condition.

The transfer of technology and knowledge to contract manufacturers pursuant to the production of our products also creates a risk of uncontrolled distribution and copying of concepts, methods and processes relating to our products. Such uncontrolled distribution and copying could have a material adverse effect on the value of our products if used for the production of competing software or otherwise used commercially without our obtaining financial compensation.

We may become subject to third parties’ claims alleging infringement of patents and proprietary rights or seeking to invalidate our patents or proprietary rights, which would be costly, time-consuming and, if successfully asserted against us, delay or prevent the development of our business strategy.

We cannot assure you that our Proprietary Technology Assets will not infringe existing or future patents or trademarks. We may be unaware of patents or trademarks that have already issued that a third party might assert are infringed by our Proprietary Technology Assets or one of our future product candidates. Because patent applications can take many years to issue and may be confidential for eighteen months or more after filing, there may be applications now pending of which we are unaware, and which may later result in issued patents that we may infringe by commercializing our Proprietary Technology Assets or any of our future product candidates. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. Moreover, we may face claims from non-practicing entities (commonly referred to as “patent trolls”), which have no relevant product revenue and against whom our own patent portfolio may thus have no deterrent effect.

We may be subject to third-party claims in the future against us or our collaborators that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages, including treble damages and attorney’s fees if we are found to be willfully infringing a third party’s patents. If a patent infringement suit were brought against us or our collaborators, we or our collaborators could be forced to stop or delay research, development, manufacturing or sales of our Proprietary Technology Assets. As a result of patent infringement claims, or in order to avoid potential claims, we or our collaborators may choose to seek, or be required to seek, a license from the third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our collaborators were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or forced to redesign it, or to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we or our collaborators are unable to enter into licenses on acceptable terms. Even if we are successful in defending such claims, infringement and other intellectual property litigation can be expensive and time-consuming to litigate and divert management’s attention from our core business. Any of these events could harm our business significantly.

In addition to infringement claims against us, if third parties have prepared and filed patent applications in the U.S. that also claim technology to which we have rights, we may have to participate in interference proceedings in the USPTO to determine the priority of invention. Third parties may also attempt to initiate reexamination, post grant review, or inter parties review of our patents in the USPTO. We may also become involved in similar opposition proceedings in the EPO or comparable offices in other jurisdictions regarding our intellectual property rights with respect to our products and technology. Any of these claims could have a material adverse effect on our business, results of operations and financial condition.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with any of these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent and trademark process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case, which could have a material adverse effect on our business, results of operations and financial condition.

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We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending trademarks and patents in our Proprietary Technology Assets and any future developments or acquisitions throughout the world is prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained trademark or patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have trademark and patent protection, but where enforcement is not as strong as that in the U.S. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents or trademarks and our patent and trademark claims, or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in healthcare policies or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 500,000,000 shares of common stock. We have issued and outstanding, as of the date of this prospectus, 281,742,840 shares of common stock. Our board may generally issue shares of common stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Delaware General Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

The subscription agreement for the purchase of common stock from the Company contains an exclusive forum provision, which will limit investors ability to litigate any issue that arises in connection with the offering anywhere other than the Federal courts in Delaware.

The subscription agreement states that it shall be governed by the local law of the State of Delaware and the United States, and the parties consent to the exclusive jurisdiction of the Federal courts in Delaware. They will not have the benefit of bringing a lawsuit in a more favorable jurisdiction than the Federal courts in the state of Delaware. Additionally, in the event that an action would be brought outside of federal securities law, they will not be able to avail themselves of more favorable law than the laws of the State of Delaware. Insomuch claims are brought under the Securities Act of 1933, our provision requires that a claim be brought in federal court. We also believe this provision would require an action brought under the Securities Exchange Act of 1934 also be brought in federal court, as Section 27 of the Securities Exchange Act of 1934 provides exclusive jurisdiction to the federal courts for claims brought pursuant to the Securities Exchange Act of 1934. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provision, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Additionally, as contract law is generally based in state law, a claim may be bought under state law. The inconsistencies of venue and applicably law could make any action brought by an investor extremely difficult. Moreover, we cannot provide any certainty as to whether a court would enforce our forum and choice of law provisions. The combination of both potentially unfavorable forum and the lack of certainty regarding enforceability poses a risk regarding litigation related to the subscription to this Offering and should be considered by each investor before signing the subscription agreement.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

 We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our business’ strategies and investment policies;

•	our business’ financing plans and the availability of capital;

•	potential growth opportunities available to our business;

•	the risks associated with potential acquisitions by us;

•	the recruitment and retention of our officers and employees;

•	our expected levels of compensation;

•	the effects of competition on our business; and

•	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $25,000 Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($2,250,000), 50% of the Maximum Offering proceeds raised ($5,000,000), 75% of the Maximum Offering proceeds raised ($7,750,000) and the Maximum Offering proceeds raised of $10,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering will sustain operations within budget for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

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The Company intends to use the proceeds from this offering as follows:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Net Proceeds	$2,475,000	$4,975,000	$7,475,000	$9,975,000
Administrative & Legal (20%)	$495,000	$995,000	$1,495,000	$1,995,000
Development & Support (25%)	$618,750	$1,243,750	$1,868,750	$2,493,750
Staffing & Office (35%)	$866,250	$1,741,250	$2,616,250	$3,491,250
Marketing & Travel (15%)	$371,250	$746,250	$1,121,250	$1,496,250
Working Capital (5%)	$123,750	$248,750	$373,750	$498,750
TOTAL	$2,500,000	$5,000,000	$7,500,000	$10,000,000

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

After giving effect to the sale of our common stock in this offering at an assumed public offering price between $0.01 and $0.02 per share and after deducting the estimated offering expenses payable by us our adjusted net tangible book value at June 30, 2019 would have been $(3,323,646) or $(0.009) per share, assuming maximum offering size. At an Offering Price of $0.01 per share, this represents an immediate increase in net tangible book value per share of $0.0139 to the existing stockholders and dilution in net tangible book value per share of $0.0051 to new investors who purchase shares in the offering assuming maximum offering size. At an Offering Price of $0.02 per share, this represent an immediate increase in net tangible book value per share of $0.0167 to the existing stockholders and dilution in net tangible book value per share of $0.0123 to new investors who purchase shares in the offering assuming maximum offering size.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.01 per share. The numbers are based on the total issued and outstanding shares of common stock as of October 10, 2019 and the balance sheet as of June 30, 2019.

		25%	50.0%	75%	100%
Net Value		($848,646.00)	$1,651,354.00	$4,151,354.00	$6,651,354.00
# Total Shares		617,292,840	867,292,840	1,117,292,840	1,367,292,840
Net Book Value Per Share	-$	0.0014	$0.0019	$0.0037	$0.0049
Increase in NBV/Share		$0.0077	$0.0110	$0.0128	$0.0139
Dilution to new shareholders		$0.0114	$0.0081	$0.0063	$0.0051
Percentage Dilution to New		113.75%	80.96%	62.84%	51.35%

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The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing offering assumptions based on an offering price of $0.02 per share. The numbers are based on the total issued and outstanding shares of common stock as of October 10, 2019 and the balance sheet as of June 30, 2019.

		25%	50.0%	75%	100%
Net Value		($848,646.00)	$1,651,354.00	$4,151,354.00	$6,651,354.00
# Total Shares		492,292,840	617,292,840	742,292,840	867,292,840
Net Book Value Per Share	-$	0.0017	$0.0027	$0.0056	$0.0077
Increase in NBV/Share		$0.0073	$0.0117	$0.0146	$0.0167
Dilution to new shareholders		$0.0217	$0.0173	$0.0144	$0.0123
Percentage Dilution to New		108.62%	86.62%	72.04%	61.65%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Forward-Looking Statements

This Report includes ‘forward-looking statements’ within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. SMKG ‘s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as prediction for future events.

Overview

SmartCard Marketing Systems, Inc. (“SMKG” or “The Company”) (SMKG: OTC) is a boutique (“Payments”) technology corporation formed under the laws of Delaware as a Technology Cloud & Mobility solutions provider to the payment industry. We deliver business applications for Acquirers and Issuers (banks, telecoms and enterprises) to deploy to their merchant portfolio’s. Our in-house design and development lab offer’s proprietary software solutions for licensing and “Brand as Your Own” offering through our Emphasispay.com marketplace.

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Our proprietary Business Applications Portfolio

•	Check21SaaS.com: A Cloud SAAS Remote Deposit Capture (scanning) technology for Banks network and Treasury clients.

•	Genorocity.com: A Digital Multi-tenant Retail platform & QR Wallet with a suite of Points, Rewards & Incentive features for the hospitality industry. An Industry first Card Emulator platform for multi-card management issuing.

•	Mtickets.events: A digital Cloud & Mobility Events, Conference & e-ticketing management solution for Event Companies, Planners, Retailers and Networking groups.

•	Mytravel.menu: An application for integrating of user interface and data analytics in Consumer-level and Corporate pre-order food systems, as well as onboard/inflight menu sales, including communications management for transporters & travelers

•	iJobs.shop: A digital workforce Mobility & Cloud application for both merchants and jobseekers to crowdsource Resumes and publish job opportunities. An integrated utility for social-media publishing and communication with job seekers.

•	QR. guru: An automated Digital distribution lead generator ecommerce application for sales events, Scan & Prize management, MLM and affiliate marketing.

•	Menu.events: A fully digital catering and menu planning operations for both web & mobile allowing for efficient real-time management of banquet and venue bookings. A sales and reservations ledger utility.

•	Granularchain.com: A multi-link relationship management solution for Signature Capture and Electronic Know Your Client (“EKYC”) for the financial industry which allows financial institutions & enterprises the ability to create, issue and manage securely an QR engine-exchange for permission based “invitation only” access of client profiles, documents, digital signatures, for corporate or individual users. Please note that Granularchain uses a blockchain token to create tamper-resistant encryption of data within the system, but neither Granularchain nor the Company logs nor maintains any logs of client data. Neither Granularchain nor the Company involved in the issuance or management of any cryptocurrency issuances or offerings. Please see our Risk Factors for additional information regarding the use of blockchain elements.

•	Profilr.social: A powerful EKYC search lead and investigative engine that combines public records and social network information on individuals and businesses to valuate profiles for underwriting and assessment.

•	Articul8te.com: A cloud-based Workforce management application for streamlining Sales-Book, Marketing schedules, employee task management, project timelines & directory charts with a full document vault compartmentalization.

•	Onroute.Tech a geo ride-tracking and booking solution for Limousine and Courier companies with employee dispatch management, client ID visual tracking for independent owners and associate-networks.

•	Axepay.com A Cross-border processing platform for International Merchant and China businesses and Individuals. A Real-time FX engine and China Union Pay processing in China.

Results of Operations for the years ended December 31, 2018 and December 31, 2017

The following table sets forth the results of our operations for the years ended December 31, 2018 and 2017. Certain columns may not add due to rounding.

	For Year Ending December 31,	For the Quarter Ending December 31,
	2018	2017
Revenues, net	61,011	59,000
Direct Costs:	7,900	31,215
Gross margin	53,111	64,018
Operating Expense	542,427	616,274
Net Income (Loss)	(489,316)	(552,256)

Revenues for the years ended December 31, 2018 and December 31, 2017

For the twelve months ending December 31, 2018, the Revenues were $61,011, comparable to $95,233 for the same period in 2017. The net loss for the period ended December 31, 2018 totaled $489,316, compared to $552.256 for the same period in 2017.

The reduction in revenues is explained by an important consulting revenue of $44,000 in 2017. The implementation and launch of important contracts and projects will continue to grow in the next quarters.

In the twelve months ending December 31, 2018, the Company also invested an additional amount of $362,850 into product development.

17

Gross Margin for the years ended December 31, 2018 and December 31, 2017

For the twelve months ending December 31, 2018, gross profit was $53,111, comparable to $64,018 for the same period in 2017. The decrease was primarily due to the decrease of revenue. The gross profit margin was 87.1% and 67.2%, respectively, for the twelve months ending December 31, 2018 and 2017, respectively.

General and Administrative Expenses for the years ended December 31, 2018 and December 31, 2017

For the twelve months ending December 31, 2018 and 2017, respectively, general and administrative expenses were $361,123 and $419,874, respectively. This decrease is due primarily to decreased wages.

Non-operating income expenses for the years ended December 31, 2018 and December 31, 2017

The Company had total non-operating expense of $166,234 and $154,086 for the years ended December 31, 2018 and 2017, respectively. The increase is primarily due to increased wages, promotion, and trade and road shows for the year ended December 31, 2018 compared with the year ended December 31, 2017.

Net loss for the years ended December 31, 2018 and December 31, 2017

The Company had total non-operating expense of $181,304 and $196,400 for the twelve months ending December 31, 2018 and 2017, respectively.

Related Party Transactions for the years ended December 31, 2018 and December 31, 2017

No related party transactions other than management contracts.

Going Concern

The Company sustained continued operating losses during the year ended December 31, 2018 and 2017. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company's products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company's equity and/or debt securities, which may not be available on commercially reasonable terms if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Liquidity and Capital Resources for the years ended December 31, 2018 and December 31, 2017

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited financial statements, during the twelve months ended December 31, 2018, the Company incurred a net loss of $489,316, and at December 31, 2018, the Company had a working capital deficit of $3,058,018. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

At December 31, 2018, the Company had cash on hand of $469. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. We estimate that based on our current capital resources we can maintained our planned operations for six months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

18

We have primarily financed our operations through convertible debentures and payables. As of December 31, 2018, our Company had a cash balance of $469, current assets of $138,611 and total assets of $858,982. We had current liability of $1,456,303 and total liabilities of $3,837,001. Stockholders' equity reflected a deficit of $858,982.

The following is a summary of cash provided by or used in each of the indicated types of activities during for the years ended December 31, 2018 and 2017:

Cash (used in) provided by:	Year ended December 31, 2018	Fiscal Year Quarter ended December 31, 2017
Operating activities	$(580,097)	$(648,760)
Investing activities	(362,850)	(357,521)
Financing activities	850,000	1,019,621

Net cash used in operating activities was $580,097 for the twelve months ending December 31, 2018, and $648,760 for the twelve months ended December 31, 2017. This was attributable to the increased net loss, increased cash outflow on wages, promotion, and events, and decreased cash inflow on consulting revenue and other payables.

Net cash used in investing activities for the twelve months ending December 31, 2018 was $362,850, which was for the purchase of Software licenses and other software development activities; while cash used in investing activities for the twelve months ending December 31, 2017 was $357,521, mainly for software development.

Net cash provided by financing activities totaled $850,000 for the twelve months ending December 31, 2018. Net cash provided by financing activities totaled $1,019,621 for the twelve months ending December 31, 2017. The decrease in cash inflow in 2018 was mainly due to decreased proceeds from convertible debentures and payables.

Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses. Other than the notes payable discussed above, borrowings from our bank and the production credit facility with our suppliers, we do not have any credit agreements or other sources of liquidity immediately available to us.

Given estimates of our Company's future operating results and our credit arrangements with our suppliers, we are currently forecasting that we will need to secure additional financing to obtain adequate financial resources to reach profitability. As of the date of this report, we estimate that the cash necessary to implement our current business plan for the next twelve (12) months is approximately $2,000,000.

Based on our need to raise additional funds to implement our business plans for the next twelve months, we have included a discussion concerning the presentation of our financial statements on a going concern basis in the notes to our financial statements and our independent public accountants have included a similar discussion in their opinion on our financial statements through December 31, 2018. We will be required in the near future to issue debt or sell our Company's equity securities in order to raise additional cash, although there are no firm arrangements in place for any such financing at this time. We cannot provide any assurances as to whether we will be able to secure the necessary financing, or the terms of any such financing transaction if one were to occur. The failure to secure such financing could severely curtail our plans for future growth or in more severe scenarios, the continued operations of our Company.

Capital Expenditures for the years ended December 31, 2018 and December 31, 2017

Our current plans do call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment and employees as it is part of the requirement to build the infrastructure needed to support the current growth. At the same time, we will continually be evaluating the production processes of our third (3rd) party contract manufacturers to determine if there are investments, we could make in their processes to achieve manufacturing improvements and significant cost savings. Any such desired investments would require additional cash above our current forecast requirements.

19

Financial Results, First Six Months of 2019 Compared to First Six Months of 2018

For the first six months of 2019, the Revenues were $ 48,994, comparable to $ 19,059 for the same period in 2018. The Net Loss for the Period Ended June 30th 2019 totaled $ 133,376, compared to $ 144,263 for the same period in 2018. The implementation and launch of important contracts and projects will continue to grow in the next quarters.

In the Six Months Ending June 30th 2019, the Company also invested an additional amount of $119,543 into Product Development and Branding. The Product Development achievements are described in the next section.

For the course of 2019 we are excited by the results achieved from partnerships and clients opportunities signed, as our marketing plan throughout North America, Asia and India are opening up large scalable opportunities with Banks, Insurance and Pharmaceutical companies. The strategic plan to develop a portfolio of industry specific products with core payments integrated as a SAAS offering for white-labeling for Issuers, Acquirers and Processors.

It is important to note that the company does prepay specific expenses with suppliers such as OTC Markets and services such as Data-Centers; Iweb Inc, AWS, Digital Ocean and in many cases when contracting with trade events such as NRF, CES & NRA which must be paid in advance of event dates. These expenses are pre-paid to take advantage of reducing costs and guaranteeing availability and access operationally.

In addition, we have invested in executive management in India to open a new channel of business opportunities to accelerate our technology offering in an emering economy of scale. We have been diligently working to test and develop product tools that satisfy local requirements in India and to educate them on our technology portfolio and strategy to facilitate market entry and exploit a vibrant marketplace with and EKYC digital solution.

The 50/50 partnership with Axepay, Inc. for cross-border payments with China has been completed and certified and both clients and partners have begun to work with the company to deploy to their merchant portfolios and offer the solutions. The partnership integration with AFEX Inc a major global FX trading company and meeting all compliance and regulatory issues have been satisfied and delivered for deployment. Furthermore, we now have available KYC & AML data for over 160m active customers and 1.2B records on demand from individual and businesses in China.

In early March of 2019 the Emphasispay.com marketplace became the company’s focus for marketing to develop a satellite sales network globally.

Utilities introduced throughout 2019:

•	Blockchain technology
•	Beacon and Lisnr Frequency Technology
•	Generated unique user and merchant KEYS with QR codes
•	D-signature and Document Tokenization
•	Single or 2 way SMS Authentication
•	API’s for internal usage, Partners & Vendors

International Team Expansion

The company has 3 sales Advisors for India, Asia, and USA. They are responsible for managing clients, trade events and coordinating with the SmartCard Marketing Systems head office management.

The launch of Granularchain.com and Profilr.social has been widely accepted within the financial industry in both Asia and India where we are excited about the opportunities currently underway for the end of this year.

Offices

In June of 2019 the company’s lease ended and the company moved its operations into a Regus co-space rental location in Laval, Qc. This opportunity allows management the flexibility to use the Regus network of offices globally through membership.

Historical - Common Share Capitalization

As of January 1, 2018, the Company continued with its ongoing Capital Investment Agreement with Primeline KH Ltd. As per this agreement, Primeline continued its investment with an amount of $800,000 in equity of the Company at a price of 0,045$. As of December 31st, 2018, the total of $800,000 was invested.

Recap Of Equity in 2017, the Company executed the following changes in its capital structure:

•	Proceeded with an increase of its authorized Class A shares from 300,000,000 to 500,000,000.
•	Authorized Convertible debentures totaling $175,000 to be redeemed for 8,166,666 Class A share.
•	Authorized Conversion of loans from shareholders totaling $1,070,359 with issuance of 83,924,473 Class A shares.
•	Authorized Conversion of Accounts payables totaling $214,338 with issuance of 8,415,022 Class A shares.

During the period of 2018, the following conversions were materialized.

•	Executed debt conversion of 912,000.00$ with the issuance of 76,000,000 Class A shares.
•	Executed debt conversion of 80,000.00$ with the issuance of 2,666,667 Class A shares.

Results of Operations for the six months ended June 30, 2019

The following table sets forth the results of our operations for six months ended June 30, 2019. Certain columns may not add due to rounding.

For the Six Months Ending June 30,
2019
Revenues, net	12,290
Direct Costs:	1,974
Gross margin	10,316
Operating Expense	144,111
Net Income (Loss)	(133,795)

Related Party Transactions for the six months ended June 30, 2019

No related party transactions other than management contracts.

Going Concern

The Company sustained continued operating losses during the six months ended June 30, 2019. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company's products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company's equity and/or debt securities, which may not be available on commercially reasonable terms if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Liquidity and Capital Resources for the six months ended June 30, 2019

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited financial statements, during the six months ended June 30, 2019, the Company incurred a net loss of $133,795, and at June 30, 2019, the Company had a working capital deficit of $2,021,648. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

At June 30, 2019, the Company had cash on hand of $2,668. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. We estimate that based on our current capital resources we can maintained our planned operations for six months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

The following is a summary of cash provided by or used in each of the indicated types of activities during for the six months ended June 30, 2018 and 2017:

Cash (used in) provided by:	Six months ended December 31, 2018
Operating activities	$(899,541)
Investing activities	(119,543)
Financing activities	1,021,302

Given estimates of our Company's future operating results and our credit arrangements with our suppliers, we are currently forecasting that we will need to secure additional financing to obtain adequate financial resources to reach profitability. As of the date of this report, we estimate that the cash necessary to implement our current business plan for the next twelve (12) months is approximately $2,000,000.

Based on our need to raise additional funds to implement our business plans for the next twelve months, we have included a discussion concerning the presentation of our financial statements on a going concern basis in the notes to our financial statements and our independent public accountants have included a similar discussion in their opinion on our financial statements through June 30, 2019. We will be required in the near future to issue debt or sell our Company's equity securities in order to raise additional cash, although there are no firm arrangements in place for any such financing at this time. We cannot provide any assurances as to whether we will be able to secure the necessary financing, or the terms of any such financing transaction if one were to occur. The failure to secure such financing could severely curtail our plans for future growth or in more severe scenarios, the continued operations of our Company.

Legal Matters

As of December 31, 2018, all legal matters were resolved or inexistent.

Critical Accounting Policies and Estimates

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the years ended December 31, 2018 and 2017 as well as the six months ended June 30, 2019, include the useful lives of website development cost, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Revenue recognition

The Company follows ASC 605-10 “Revenue Recognition” and recognizes revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) services have been rendered.

Revenue is derived from licensing fees and subscriptions to our middleware products. The Company develops and markets accelerated business process applications for Cloud & Mobility SAAS solutions- Retail, FNB, Banking & Enterprise.  Our revenue is derived from software licensing, co-packaging host server services, and revenue sharing through mobile issuance and purchase transactions.

Additionally, we have created a satellite partner program for our Partners and VARS (Value added Resellers) to grow our market reach in sales. Revenue is recognized when the Company collects licensing fees or upon entering into ongoing subscriptions with customers.

The Company reports its revenue at gross amounts in accordance with ASC 605-45 “Principal Agent Considerations” because it is responsible for fulfillment of the service, has substantial latitude in setting price, assumes the credit risk and it is responsible for the payment of all obligations incurred for legal and debt collection fees. The Company bears the credit risks if it does not collect the settlement fees and will be responsible to pay for fees including, but not limited to, court filing fees, collection fees, travel costs, deposition reporter, video, and transcript fees, expert fees and expenses, investigation costs, messenger and process service fees, computer-assisted legal research fees, document duplication and/or imaging expenses, electronic-data vendor fees, and any fees or costs that a court may order to pay to a party or third party.

Derivative Liabilities

The Company follows the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible Debentures, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

24

OUR BUSINESS

Company Overview

SmartCard Marketing, Inc. (OTC: SMKG) is a boutique Payments & loyalty company formed under the laws of Delaware as a Web, Cloud & Mobility solutions provider to the payment industry. We deliver business applications for acquirers, issuers, processors for banks, telecoms and enterprises. The company develops proprietary industry specific applications for payment & incentives issuance, processing and redemptions for Mobility and Ecommerce. The company's technology brands include; Genorocity.com, Check21SAAS.com, Mtickets.events, Ijobs.shop, Mytravel.menu, Granularchain.com & Articul8te.com its most recent offering for Task & Content management. For more information, go to www.SmartCardmarketingsystems.com

Visit our YouTube channel https://www.youtube.com/channel/UC9f46Z3mSpFFtjBuoJeFXtg

Introduction

We have a methodical approach to the Payments acceptance industry. Our proprietary business applications are developed as a Cloud-SAAS model for Web & Mobility, offering flexibility, security and scalability to our customers. The company’s Web & Mobility applications are licensed as white-label solutions to customers and partners. We develop business process applications with integrated payment networks and embedded third party tools to expediate the go-to-market for our customers. This merchant boarding strategy allows for easy adoption and ready-to-market products. Furthermore, we seek out vendors with unique technologies and seamlessly integrate their products as part of a pay-per-use model by tier embedded within our applications. This strategy amplifies both merchant and customer engagement while increasing revenues. We believe that API’s are the backbone of our strategy.

Company History

SmartCard Marketing Systems, Inc. was incorporated in 1987 as eMarketplace, a California corporation, and changed its name to ComputerMarketplace in June 1987. In March 1993, Quality Associates, Inc. changed its name to Computer Marketplace, Inc. and its state of incorporation from California to Delaware. Computer Marketplace, Inc. was focused on computer wholesale distribution, particularly dealing with IBM computers and parts. On August 27, 1999, the Company changed its trading symbol on the OTC Bulletin Board from "MKPL" to "EMKT" in contemplation of its name change to eMarketplace, Inc., which was affected on September 17, 1999. eMarketplace, Inc. was an internet holding company engaged primarily in the development and operation of a networking of Internet properties providing content, commerce, and online services to demographically-targeted audiences. On February 10, 2006, eMarketplace, Inc. redomiciled in Delaware and changed its name and trading symbol to SmartCard Marketing, Inc.

On March 15th, 2006 the Company and eMarketplace, a Delaware corporation (“EMA”) entered into definitive share exchange agreement, where EMA is a publicly reporting company registered with the U.S. Securities and Exchange Commission and whose stock was currently trading on the OTC Pinksheets.  The shareholders of EMA agreed to acquire all of the SMKG shares in exchange for 53,999,999 restricted shares of common Stock of EMA.  Shortly before the completion of the Transaction on March 2nd, 2006, EMA authorized capital stock of this corporation to a total of 100,000,000 shares of $0.001 par value with a one (1) new for one thousand (1000) old basis. As well as a name change of corporation to SmartCard Marketing Systems, Inc.  A new board and new management assumed control of the Company thereafter.

Since the beginning of 2015 the company has focused on 2 distinct channels of business;

1) Development and commercialization of its two core platforms for the payment and incentive industry VelocityMwallet.com & Genorocity.com

2) Strategic partnerships to develop an EMV Remote HOST for Bank & Telecom Acquirers of Card Schemes (Credit & Debit) as an acceptance point for emulating transactions, processing & settlement.

The Company entered into a partnership with Contact Innovation in North America for 2014 and early 2015 technology for the Check21 Act and Remote Deposit Capture (RDC) was commercially deployed in late May of 2015 with the first joint client ICICI Bank of India (its Canadian subsidiary). The platform solution as a cloud-based host was branded www.check21saas.com and now the success of our deployment is allowing us to market to customers internationally.

In 2017 management continued to develop its payment infrastructure and worked with key clients to commercialize its solutions strengthening its position in the financial services segment.

In 2018 the Company began to pivot away from a direct merchant services provider towards enabling a channel of portfolio merchants for Banks & Telecoms. This transition has allowed the Company to position itself as a technology host and support provider capturing large pools of customers.

Currently, the Company’s business in concentrated on servicing 3 customers, Contact Innovation, Inc., Primeline, and Axepay, Inc. All customers are parties to a standard agreement that consists of licensing, consultation/development, and ultimately processing. Below is a breakdown of the past three years of operations and how our services have been segmented.

	2016	2016	2016	2016
	Processing	Consulting / Development	Licensing	Other	Total	%
Contact Innovation	28,496				28,496	39.2
(CICI Bank)
Primeline		44,175			44,175	60.8
(VeritasPay/MondePay)
AxePay
Other
					72,671	100

	2017	2017	2017	2017
	Processing	Consulting / Development	Licensing	Other	Total
Contact Innovation	36,233				36,233	38.0
(CICI Bank)
Primeline		14,000			14,000	14.7
(VeritasPay/MondePay)
AxePay			45,000		45,000	47.3
Other
					95,233	100

	2018	2018	2018	2018
	Processing	Consulting / Development	Licensing	Other	Total
Contact Innovation	36,233	13,200			49,433	81.0
(CICI Bank)
Primeline
(VeritasPay/MondePay)
AxePay			10,000		10,000	16.4
Other		1,578			1,578	2.6
					61,011	100

	2019 through	2019 through Q2	2019 through	2019-Q2
	Q2 Processing	Consulting / Development	Q2 Licensing	Other	Total
Contact Innovation	21,994				21,994	44.9
(CICI Bank)
Primeline
(VeritasPay/MondePay)
AxePay			27,000		27,000	55.1
Other
					48,994	100

Common Share Capitalization

As of January 1, 2018, the Company continued with its ongoing Capital Investment Agreement with Primeline KH Ltd. (“Primeline”). As per this agreement, Primeline continued its investment with an amount of $800,000 in equity of the Company at a price of 0,045$.

As of December 31, 2018, the total of $800,000 was invested.

During 2017, the Company also executed the following changes in its capital structure:

•	Proceeded with an increase of its authorized Class A shares from 300,000,000 to 500,000,000.
•	Authorized Convertible debentures totaling $175,000 to be redeemed for 8,166,666 Class A shares
•	Authorized Conversion of loans from shareholders totaling $1,070,359 with issuance of 83,924,473 Class A shares.
•	Authorized Conversion of Accounts payables totaling $214,338 with issuance of 8,415,022 Class A shares.

As of December 31, 2018, the following conversions have been materialized.

•	Executed debt conversion of 912,000.00$ with the issuance of 76,000,000 Class A shares.
•	Executed debt conversion of 80,000.00$ with the issuance of 2,666,667 Class A shares.

Recent Developments

•	New Debt Convertible financing of $850,000 in 2018.
•	Additional Investment of $362,000 into Proprietary Software Development.

•	The Company releases its Granularchain.com, creating Digital key for Financial Institutions

•	The Company releases Mticket event Apps for Android and IOS for the Events and Marketing Industry

•	The Company partners with Axepay and sign a Joint Venture with Zorrosign to deliver Digital Document and Signatory solution tokenization for verifying payments

The Company invested in executive management in India to open a new channel of business opportunities to accelerate our technology offerings in a new robust economy of scale. We have been strategizing avenues for working with financial institutions in India and educating them on our technology portfolio, so that we might enter the Indian market as a vibrant technology company and leader in the EKYC marketplace for digital solutions.

The launch of Granularchain.com and partnership with Zorrosign creates and important opportunity, as the solutions cater to larger enterprises required to meet the Electronic Know Your Client (“EKYC”) requirements. Granularchain is a multi-link relationship management solution for Signature Capture EKYC for the financial industry which allows financial institutions & enterprises the ability to create, issue and manage securely an QR engine-exchange for permission based “invitation only” access of client profiles, documents, digital signatures, for corporate or individual users. Please note that Granularchain uses a blockchain token to create tamper-resistant encryption of data within the system, but neither Granularchain nor the company logs nor maintains any logs of client data. Neither Granularchain nor the Company involved in the issuance or management of any cryptocurrency issuances or offerings. Please see our Risk Factors for additional information regarding the use of blockchain elements.

Our client DataTrax Technologies Inc and Canadian EMV & Acquirer provider CT Payments Inc also delivered a certified solution for the bus ticketing platform with over 60 buses and active sites now live. In addition, we have completed integration of their Vtrax ticketing systems into our Generocity and Mtickets platforms allowing for China and Asia merchants and individuals to purchase for their travel leisure or business needs.

The 50/50 partnership with Axepay, Inc. for cross-border payments with China has been completed and certified by AFEX, Inc. The partnership integration with AFEX Inc., a major global FX trading company, met all compliance benchmarks and all regulatory issues have been satisfied.  We currently have a large roster of financial service providers, transport and retailers ready to apply and deploy. Furthermore, we now have available KYC & AML data for over 160m active customers and 1.2B records on demand from individual and businesses.

We have added the following payment gateways to our payment network:

•	Visionlabs of Nevada
•	HMBS of Chicago
•	Mojopay of California

And we have integrated the PayPal sandbox for all merchants to board their own credentials.

A partnership with Veritaspay Philipines, Inc. was terminated in August of 2018 as the parties made strategic changes in direction in platform agnostic solutions.

The company in late December 2018 commenced the development of its final stage go to market strategy with its own CRM solution center, Emphasispay.com. The marketplace is the business segment for the company to engage with the VAR & Resellers channels to expand on the company’s offering globally.

Proprietary Technology Asset Rollout

Technology	Status	Published
Genorocity.com	Completed	Yes
Check21SAAS	Completed	Yes
Mtickets.events	Completed	Yes
Granularchain .com	Completed	Yes
Profilr.social	Completed	Yes
Mytravel.menu	Completed	Yes
Onroute.tech	Completed	Yes
Yourinvited.me	Completed	Yes
Ijobs.shop	Completed	Yes
Menu.events	Completed	Yes
Qr.guru	Completed	Yes
Emphasispay.com	Completed	Yes
Articul8te.com	Completed	Yes

Principal Products and Services

Check21SaaS www.check21saas.com www.checkvalet.com	Remote Deposit Capture technology. Cloud-based with multi-scanner options seamless integrated working remotely from branch or client locations. Also, with processing functionality and x9 clearing files for settlement.
Genorocity & Genopay www.genorocity.com www.genorocity.shop www.genopay.com	A digital Retail platform with a suite of features for Mall, Hotel & Entertainment Property, Theme Parks, Enterprises, Franchisers and more; Coupons, Cards, Loyalty points, Social media, Offer Showcase, Promoted offers, Proximity, Beacon Tech for both Web & Mobile Applications with payment gateway & PayPal.
Mtickets.events www.mtickets.events www.mobile.events	A digital Events & Mticketing management solution for Event Co’s, Planners, Retailers and Networking groups. A full digital suite of features includes; Creating of Events, Conferences, Exhibitors, Collaborators, Partner Suppliers, Ticketing and registrations both Web & Mobile Applications with payment gateway & PayPal.
Articul8te www.articul8 te.com www.scrivato.com	Our more recent release for Sales, Content & Task management application both Web & Mobile. A suite of features includes; Private or Public mode with Group set-up, To-do Lists, Social-media &Articles publishing, Creating Tasks and Invites, with tracking and calendar functionality.
Mytravel.menu www.mytravel.menu	Designed to capture the Consumer & Business pre-order food market & onboard or inflight menu sales. The application allows transport operators to easily integrate and import menu options.

iJobs.shop www.ijobs.shop www.uploadcv.work www.apply2.work	A digital job seeker solution for both merchant and job seeker. This innovative solution is QR Code based and allows the job seeker to simply upload their CV and Profile within seconds.
Emphasispay.com www.emphasispay.com www.emphasispayments.com	An alternative payment platform with a full CMS solution & Virtual terminal for today’s KYC & AML requirements. A full suite of features includes an API that connects to FX processors, both Bank Issuers & Acquirers, independent Processors & 3rd parties to query KYC verifications.
QR.guru	A digital lead generator for sales events, MLM and affiliate marketing. Generates automated unique URL and QR codes by event or business type. Includes a user-friendly product selection list, as well as exportable leads and data.
Menu.events	Made for event and catering companies, Menu.events offers a fully digital catering ordering application for both web & mobile. Includes dashboards for customers, merchants, and administrators, with a customizable interface.
Granularchain.com	A methodical approach to managing regulated customer data which utilizes Blockchain technology. It anticipates the digitalization of Profiles, Money, Points, Rewards, and other types of compensation schemes that will emerge in the near future. (1)
Profilr.social	Your Profile Review is a people search engine that organizes public records and social network information into simple profiles to help you safely find and learn about people. The ability to build a case file on an individual is now a simple task with profilr.social.
Axepay.com	The company’s FX Processing platform for global payments with CHINA. A unique solution for b2b and b2c with China and real-time FX trading in over 180 plus Countries.

(1)	Granularchain is a multi-link relationship management solution for Signature Capture and Electronic Know Your Client (“EKYC”) for the financial industry which allows financial institutions & enterprises the ability to create, issue and manage securely an QR engine-exchange for permission based “invitation only” access of client profiles, documents, digital signatures, for corporate or individual users. Please note that Granularchain uses a blockchain token to create tamper-resistant encryption of data within the system, but neither Granularchain nor the company logs nor maintains any logs of client data. Neither Granularchain nor the Company involved in the issuance or management of any cryptocurrency issuances or offerings. Please see our Risk Factors for additional information regarding the use of blockchain elements.

Software Development

The company continues to outsource module development and technical customer support to Finoit Technologies, Contezza Techno Solutions PVT, LTD., and Devone Technology, each located in India. The company also has a direct investment interest of 60% equity in Devone Technology. To date, customer engagement has been excellent. Further, this method has allowed us to allocate necessary resources in a timely manner and manage projects resourcefully at all times of the day, respectfully adhering to client schedules globally in all time-zones.

Fintech Accelerator Offering Program

The company’s management established a Fintech Accelerator offering during the 1st of Quarter of 2017 to develop a unique payment sales opportunity through ISV Partners. The ISV or Independent Software Vendor today has strategically become an important channel of growth both in the Banking & Telecom sector.

Our Gateway Network The company works with both Payment processors, Issuers & Acquirers to continuously expand on its seamless payment & gift card suite for Ecommerce, EMV MPOS & Virtual terminal products capabilities.

The company’s reach and breadth include a diverse networks of payment gateways and vendors in many countries. The company works with both payment processors, issuers & acquirers to continuously expand on its seamless payment & gift card suite for ecommerce, EMV MPOS, and virtual terminal products capabilities.

Payment Gateways	Vendors
Axepay, Inc. (USA, Europe, Ireland)	DataTrax
Worldnet (China, International)	Unrapp
CT-Payment (Canada)	ID TECH
PayPal (Worldwide)	Infobip
Stripe (USA, Canada)	Valvid
Spreedly (Worldwide)	Kontakt.io
MojoPay (USA, Canada, Europe)	ThreatMetrix
Humboldt Merchant Services (USA)	Contact Innovations
Inovio (USA)	Touchpeak
Authorize.net (USA)	Schedule101

Proprietary Technology Assets

The company focused on marketing its offering at critical industry tradeshows to enter the market and introduce the technology line up. Management believes strongly that onsite shows creates the largest market penetration for both the company’s offering and its ISV partners.

Check21SaaS www.check21saas.com www.checkvalet.com	Remote Deposit Capture technology cloud based with multi-scanner options seamless integrated working remotely from branch or client locations. Also, with processing functionality and x9 clearing files for settlement.

Genorocity & Genopay www.genorocity.com www.genorocity.shop www.genopay.com	A digital Retail platform with a suite of features for Mall, Hotel & Entertainment Property, Theme Parks, Enterprises, Franchisers and more; Coupons, Cards, Loyalty points, Social media, Offer Showcase, Promoted offers, Proximity, Beacon Tech for both Web & Mobile Applications with payment gateway & PayPal.

Mtickets.events www.mtickets.events www.mobile.events	A digital Events & Mticketing management solution for Event Co’s, Planners, Retailers and Networking groups. A full digital suite of features includes; Creating of Events, Conferences, Exhibitors, Collaborators, Partner Suppliers, Ticketing and registrations both Web & Mobile Applications with payment gateway & PayPal.

Articul8te www.articul8te.com www.scrivato.com	Our more recent release for Sales, Content & Task management application both Web & Mobile. A suite of features includes; Private or Public mode with Group set-up, To-do-Lists, Social-media & Articles publishing, Creating Tasks and Invites, with tracking and calendar functionality.

Mytravel.menu www.mytravel.menu	Designed to capture the Consumer & Business pre-order food market & onboard or inflight menu sales. The application allows transport operators to easily integrate and import menu options.

Ijobs.shop www.ijobs.shop www.uploadcv.work www.apply2.work	A digital job seeker solution for both merchant and job seeker. This innovative solution is QR Code based and allows the job seeker to simply upload their CV and Profile within seconds.

Emphasispay www.emphasispay.com www.emphasispayments.com	An alternative payment platform with a full CMS solution & Virtual terminal for today’s KYC & AML requirements. A full suite of features includes an API that connects to FX processors, both Bank Issuers & Acquirers, independent Processors & 3rd parties to query KYC verifications.

Industry Overview

For over 30 years the industry has been dominated by companies who had a stronghold providing financial institutions with core banking and processing platforms. Their software architecture has evolved slowly to expand and accept EMV, NFC & POS peripherals from the same top 5 manufacturers. This last decade how it quickly morphed into hundreds of new MPOS peripheral providers for EMV-MPOS, QR code scanners & further expanding to Smart POS’s on Android & IOS operating systems allowing for semi-integrated applications connecting by Bluetooth & Wi-fi.

Positioning the Company

We have established ourselves with clients as Middleware and Front-end solutions for their Retail merchants and Enterprises. The payment industry has become more open through hybrid type payment schemes but it’s our role to integrate these alternative payment options into our platforms, this is to facilitate client payment acceptance. There are truly now two parallel paths for payments; 1) Open-Loop and 2) Closed-Loop. We service both.

Note: * Our applications are developed to manage the following when taking a payment request for Card present and Card not present; EMV, MSR, QR, Tokenization, FX or DCC, BIN or Card Issuer routing & Cryptocurrency processing. Furthermore, NFC and QR codes are leading the way. The largest by far because of Population and number of active cards is now China Union Pay which surpassed Visa in 2014.

Our Advantage

Under these agreements, we work with 3rd party gateway companies to tokenize the infrastructure in our apps. Additionally, we work with HSM security modules to manage Key exchanges using a DUKPT disciplines as keys are unique and not shares as prior protocols in legacy systems (Master Session Keys).  As an added layer of security, our wireframes use PIN Block to confirm transaction exchanges between the Customer/Merchant & financial institution. We use certified partners Amazon Web & Iweb (Bank Grade certified) as our data centers and do not store any client files on our host servers.

We aim to license our technologies though our CMS Platform Emphasispay.com, the marketplace portal which allows the Company to manage sales, demonstrations, trainings, communications and price matrix with its channel resellers and partners.

Our strategy has been to develop a seamless portfolio of various industry payment technologies for both E-commerce, mobility and mPOS semi-integrated payment systems. The result is a robust performing lineup of middleware’s that integrate easily with various Issuers, Acquirers & processors creating a powerful gateway host for Banks, Telecom & Global Enterprises with an existing merchant portfolio ready for best of breadth and trending technologies that also incorporate social-media advantages for consumers.

The company allows for seamless integration with EMV MPOS, EPOS, Ecommerce & semi-integrated solutions for instant merchant deployment regardless the size or scale of the client. Additionally, the company offers both Merchant & Customers dashboards with APPs in Multi-OS for contactless transactions.

Our Technology Strategy

The company successfully completed the builds for its technology portfolio suite in late 2018, which included Wireframes and published production to showcase live testing environments. The current development or phased integrations with 3rd party technologies are to enhance features or services to expand end-to-end delivery, and seamless integration for an improved client experience. The current status of the technology builds would be based on client requirements of customizing solutions or their specific requirements regarding integrated systems they may need. When we define cloud & mobility and SAAS solutions we are describing the functionality of the structure for our customers to sell the services into their existing merchant portfolios. We currently have a great line up of financial service providers, transport and retailers ready to apply and deploy. Furthermore, we now have available KYC & AML data for over 160m active customers and 1.2B records on demand from individual and businesses.

Our recent launch of our own CRM solution for the business marketplace Emphasispay.com will be both our communications and sales conduit for network channel sales and managing of Resellers and Partners globally.

Granularchain allows Financial Institutions & Enterprises the ability to create, issue and manage securely a QR engine exchange for permission based “invitation only” access of profiles, documents, digital signatures, for corporate or individual ID’s.

Utilities:

•	Blockchain technology
•	Generated unique user and merchant KEYS with QR codes
•	D-signature and Document Tokenization
•	Single or 2-way SMS Authentication
•	API’s for internal usage, Partners & Vendors

The blockchain elements are used for tamper-resistant encryption and neither Genorocity, Granularchain, nor the Company logs nor maintains any logs of client data on its services. Additionally neither Generocity, Granularchain, nor the Company is involved in the issuance or management of any digital currency coin or Cryptocoin issuances or offerings. Please see our Risk Factors for additional information regarding the use of blockchain elements.

The launch of Granularchain.com creates an important opportunity, as the solutions cater to larger enterprises requiring to meet Know Your Client and other regulatory demands pertaining ICO’s, Cryptocurrencies, FIAT and digital reward points. Furthermore, we are expanding our payment integration solutions for North America, India and ASEAN regions.

Under these agreements, we work with 3rd party gateway companies to tokenize the infrastructure in our apps. Additionally, we work with HSM security modules to manage Key exchanges using a DUKPT disciplines as keys are unique and not shares as prior protocols in legacy systems (Master Session Keys).  As an added layer of security, our wireframes use PIN Block to confirm transaction exchanges between the Customer/Merchant & financial institution. We use certified partners Amazon Web & Iweb (Bank Grade certified) as our data centers and do not store any client files on our host servers.

We hope to license our technologies though our CMS Platform Emphasispay.com, the marketplace portal which allows the Company to manage sales, demonstrations, trainings, communications and price matrix with its channel resellers and partners.

Our strategy has been to develop a seamless portfolio of various industry payment technologies for both E-commerce and mPOS semi-integrated payment systems. The result is a robust performing lineup of middleware’s that integrate easily with various Issuers, Acquirers & processors creating a powerful gateway host for Banks, Telecom & Global Enterprises with an existing merchant portfolio ready for best of breadth and trending technologies that also incorporate social-media advantages for consumers.

Under these agreements, we work with 3rd party gateway companies to tokenize the infrastructure in our apps. Additionally, we work with HSM security modules to manage Key exchanges using a DUKPT disciplines as keys are unique and not shares as prior protocols in legacy systems (Master Session Keys).  As an added layer of security, our wireframes use PIN Block to confirm transaction exchanges between the Customer/Merchant & financial institution. We use certified partners Amazon Web & Iweb (Bank Grade certified) as our data centers and do not store any client files on our host servers.

We hope to license our technologies though our CMS Platform Emphasispay.com, the marketplace portal which allows the Company to manage sales, demonstrations, trainings, communications and price matrix with its channel resellers and partners.

Our strategy has been to develop a seamless portfolio of various industry payment technologies for both E-commerce and mPOS semi-integrated payment systems. The result is a robust performing lineup of middleware’s that integrate easily with various Issuers, Acquirers & processors creating a powerful gateway host for Banks, Telecom & Global Enterprises with an existing merchant portfolio ready for best of breadth and trending technologies that also incorporate social-media advantages for consumers.

The company strategy is to allow for seamless integration with EMV MPOS, EPOS, Ecommerce & semi-integrated solutions for instant merchant deployment regardless the size or scale of the client. Additionally, the company offers both Merchant & Customers dashboards with APPs in Multi-OS for contactless transactions.

12-Month Outlook

Currently the company has access to capital resources to fund its operations for the next 6 months. Given a successful capital raise of 25% of this Offering, the Company’s business plan for the next 12 months is to transform the company from a direct merchant services provider to enabling a channel of portfolio merchants for banks & telecoms. This transition has allowed SmartCard to position itself as a technology host & support provider capturing large pools of customers.

The company is currently pursuing a Regulation A+ offering for a Tier 1 classification of a $20m underwriting. The offering is subject to meeting approvals and the company’s initial offering target for a PPS of $0.03 to $0.045 offering for a first round of $2,000,000. In addition, the company continues to work with the OTC Markets analysts to qualify the company as an OTCQB Issuer. The filings and applications were submitted throughout the end of the 1st Quarter of 2019.

Historically the company has had operating losses and negative cash flows from operations. Whether, and when the company can attain profitability and positive cash flows from operations is uncertain. These uncertainties cast significant doubt upon the Company’s ability to continue as a going concern.

The Company will need to raise capital in order to fund its operations. To address its financing requirements, the Company will seek financing through debt and equity financings and rights offerings to existing and stockholders. The outcome of these matters cannot be predicted at this time.

Our requirement for additional capital is to grow in our sales and support team in local markets we are focused on which include North America, India and the ASEAN region. A majority of the technology portfolio wireframes and apps are developed with little customization required for market, which is part of our go to market strategy. Additionally, capital raised will be used for market awareness at key industry trade shows marketing to both client and partner resellers.

EmphasisPay.com is the business marketplace of Smartcard Marketing Systems Inc. The marketplace has been developed as a go-to strategy to communicate to our Resellers, ISO’s, Vendors and Partners, with a full CMS to streamline and manage business opportunities including specialty projects for our proprietary technology suite. We provide presentations, marketing brochures, pricing matrix’s and manage both introductions and trainings to our portfolio of platforms.

We also provide a vast network of global partners for acquiring, issuing & processing transactions for Retail & Enterprise merchants globally. www.emphasispay.com

The management team was fundamental in the strategic business negotiations, process, design, development and commercialization of the platform from end-to-end. The solution incorporates an additional component with automated FX trades and settlement seamlessly against the RMB currency - powered by global leader AFEX. The global opportunity for Cross-border with China has begun to materialize into one of the most significant trading Countries- China.

Another major score for the company was the added unique value of EKYC with China. With over 1.2 billion records to access, SmartCard Marketing Systems Inc will be a key driver of EKYC of China individual and businesses to the international markets. www.axepay.com

Note* we are able to provide API’s to Global Enterprise and Financial Institutions to provide them with China Union Pay processing and FX currency trades with settlements.

Proprietary Domain names and Branding

Over the years, the Company accumulated an important stock of Domains names in its main markets and in relation with its technology assets. The company uses a technology branding model for its client to demo in live production. We believe this strategy facilitates real life simulations so clients and partners can easily grasp the intuitive nature use of our technology in industry specific use cases.

Employees

We Currently have 6 full-time employees and 14 part-time employees.

Territory

The company is strategically positioned with key members in North America, Asia and India to lead its growth plans to sell, license support local customers. The company will continue to expand from with these key people identified to grow in these territories.

General

The Company is currently headquartered in Wilmington, Delaware.

MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer.

As of the date of this Offering Circular, for all services rendered in all capacities to us for the period for the past 2 years, Massimo Barone, Paul Continelli and Michele Tasillo, have been engaged by the Company under Management Operating Contracts entered into in January 2014. Messrs. Barone and Continelli’s respective engagements are defined collectively by a Management Operating Contract between Variance Strategy LLC, a limited liability corporation by which they are the principles.

The name, age, and position of our officer and director is set forth below:

Name	Age	First Year as a Director or officer	Office(s) held
Massimo Barone	46	2006	Chairman and CEO
Paolo Continelli	46	2006	Director, President Operation
Michele (Mike) Tasillo	44	2014	Director, Finance Manager
Gary Repchuck	61	2018	Director
Antonio Moschella	39	2019	Vice President of Sales
Lee Tang	44	2019	Chief Technology and Chief Science Officer
Gina Leslie	55	2019	Director
Vinay Kotapati	44	2019	Senior Vice President Fintech

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Biographical Information

Massimo Barone, our Founder, CEO, and Chairman, is a Montreal born entrepreneur with over 20 years of entrepreneurial experience. Mr. Barone joined the technology sector in the late 90’s after leaving the family Restaurant and Hotel Concessions business. Initially leaving the industry to be part of one of the first online bank offerings by the Major 5 in Canada in the early 90’s, Mbanx, he realized the possibilities and immediately began focusing his interests in the alternative payments sector. This transition became the foundation for his technology expertise and start-ups throughout the 90’s and his success today at SmartCard Marketing Sys Inc.

During the past 20 years he founded three tech companies, each of which were successful in securing multiple series of investment rounds of capital, both from the private and institutional sectors. Additionally, all 3 tech companies were transformed from private to Public Co’s each within their first 2-3 years of inception.

Mr. Barone has developed a significant network of relationships, financial institutions and enterprises around the globe. He has also developed a significant reach into Asia & India.

Paolo Continelli, our Founder, and President of Operations has over 20 years of experience as an entrepreneur and a visionary in the payment and technology space. He has extensive experience in general contracting having grown into a family business, which he then took operational and sales control in the late 90’s and successfully tripled the sales and fleet of the company and later sold. Since then he got involved in the payment sector looking for a challenge and change. He has been involved in multiple start-ups from initial seed capital, concept to live production while working in global markets. During the past 10 years he has worked extensively with banks, telecoms and variety of businesses in Asia to implement payment applications., Mr. Continelli is currently responsible for business development in multiple markets for SmartCard Marketing Systems Inc.

Michele (Mike) Tasillo, our Finance Manager, serves as a Finance Manager of Smart Card Marketing Systems Inc. Mr. Tasillo was the Founder of Hybrid PayTech World Inc. (known as Freeport Capital Inc.), served as President and Chief Financial Officer until January 2014. He has been active as a Consultant and Educator for the past 20 years, specializing in ISO Certification Standards in the Construction Industry dealing with Municipal, Provincial and Foreign contracts. He also brings vast experience with project management, implementation and deployment of products. He served as a Director of Hybrid PayTech World Inc. (Freeport Capital Inc.) from November 19, 2009 to February 8, 2014.

Gary Repchuk was appointed as a Director in April of 2019.Gary has over thirty-five year’s management & executive experience and technical skills in Banking, Payment Processing, and Financial Technology complemented by a Master of Business Administration. The past five years he has established an ASEAN FINTECH operation and delivered a global mobile payment platform now being delivered to multiple National Banks and Global Partners. The middleware platform and Gateway enables the simultaneous management of Merchants, Consumers, Banks, Smart Android devices and global processors. Previously, a Canadian Banking Vice President with accountability to diversify bank income via new partnerships and ventures while managing diverse areas of responsibility: business development, telecommunications, affiliations, business transition, centralization activities, security infrastructure, operational improvement, policy, procedure, purchasing, and card issuing/acquiring services. A highly motivated executive, and a collaborative negotiator, who successfully directs enterprise wide cross-functional projects, fosters new global relationships, and excels within the complexity of the mobile payment world. As the SMKG Regional President he leads the regional team and is responsible for implementing and executing the regional strategy across several countries, focusing on the Philippines and in line with the Smartcard Fintech acceleration strategy.

Mr. Antonino Moschella is Vice President of Sales for SmartCard Marketing Systems Inc. In this role, Tony manages and leads three international sales teams providing them with support in all aspects of Sales, customer service and after sales support. Before joining SmartCard Marketing Systems Inc. in early 2017, Tony worked and owned for over 20 years a diverse range of organizations and businesses, including, International Advertising company, Congress center and a variety of Eateries. Tony Moschella’s varied background in Sales, Customer Service and Operations provided the perfect foundation to take on this lead role in a time where the companies go to market strategy and expansion is in full deployment

Lee Tang is our Chief Technology Officer and Chief Security Officer graduated from Concordia University with a bachelor’s degree in computer science is a seasoned senior IT consultant with more than 20 years of experience in IT and Telecom sectors. He worked with clients from various industries like FinTech, Pharmaceutical, Marketing, Retail, BPO, Nature Resources and International Trading. He held many important key IT roles and positions in his IT life, from Systems Director, to Data Center Architect, to VP of IT and Security, to CTO. His broad knowledge of different aspects of the IT makes him a great asset to any company.

Mr. Tang's extensive experience on new start-ups grants him to be an ideal partner to have on new ventures. He knows no single approach is the right one for every start-up company, the dynamic environment and limited resources of the start-ups make each one very unique and challenge. That's why Lee often finds creative solutions in order to satisfy the specific needs from business side, helping company to reduce TCO while maximizing ROI, paving the way towards success

Dharmesh Vora, our Executive Sales Advisor for India, is a sales specialist with over 12 years of experience, handles Indian subcontinent for SmartCard Marketing Systems Inc. He consults with Senior Leadership team (CXOs) of MNCs and MSMEs to identify their digital transformation journey and provides alternatives complementing their growth strategy.

He is graduated in India from Pune University in International Trade and Business with a Diploma in Electrical Engineering. He has worked with global organizations like FranklinCovey and Antal International and has extensive training in global material offered by BlessingWhite, Mahaan Khalsa and Dr. Stephen Covey.

With active participation in events by CII and FICCI, he has established a trusted name for SmartCard Marketing Systems Inc. in India within a short span of time.

Gina Leslie was appointed as a Director in April of 2019.

Vinay Kotapati has been appointed as Senior Vice President of Fintech. Mr. Kotapati has a Bachelor of Engineering who is joining & bringing his expertise to the company. He specializes in building relationships across industry spectrums with ‘Market Makers’, VC's, M&A ‘s, facilitating projects, idea feasibility, due diligence and business discovery initiatives in US/India/ Europe/South Africa. He has 20 Plus years of experience in IT Strategy and execution, end to end service delivery (service strategy/ design/ transition/operation/performance) associated with business/IT change linked to mergers, acquisitions & corporate transformation. Subsequent high-profile engagements spanning across US, EMEA & APR region with Fortune 50 Telecoms & Financial clientele.

Competency origins: Early induction working with Big Five Consulting (KPMG/Deloitte) & Indian System Integration Companies across global locations on either side of the Atlantic.

Core areas of expertise include: • Strategy & Execution • Build Center of Excellences & Tech led business function deployments. • Global Program Management & Service Delivery.

Executive Compensation

As of the date for all services rendered in all capacities to us for the period for the past 5 years.

Massimo Barone, Paul Continelli and Michele Tasillo, are engaged by the Company under Management Operating Contracts. entered into in January 2014 for a period of 5 years and was renewed in January 2019 for an additional 5 years between Smartcard Marketing Systems.

Mr. Barone and Mr. Continelli’s engagement are defined collectively by a Management Operating Contract between Variance Strategy LLC, a limited liability corporation by which they are the principles. Under the terms of the Variance Strategy agreement, Mr. Barone and Mr. Continelli are engaged to act as CEO/Chairman and Co-Chairman, respectively, for a term of 5 years commencing January 2019. Under the new term Variance is paid an annual management fee of $300,000 with a 4.5% increase per year, with certain performance related bonuses relating to capital raises, acquisitions, mergers and reaching defined milestones. (The previous engagement 2014 was $250,000 with a 4,5% increase per year),

Mr. Tasillo’s management contract was entered in January 2014 for a period of 4 years and was renewed January 2018. He is paid an annual management fee of $80,325, with certain performance related bonuses relating to capital raises, acquisitions, mergers and reaching defined milestones. (The previous engagement 2014 was $70,000 with a 3,5% increase per year),

As of date no other bonus/stock/awards/options or other compensations have been issued.

	2014	2015	2016	2017	2018	2019
Variance Strategy	250,000	261,250	273,006	285,291	298,130	300,000
Massimo Barone, CEO	-	-	-	-	-	-
Paolo Continelli, COO	-	-	-	-	-	-
Mike Tasillo, CFO	70,000	72,450	74,986	77,610	80,325	83,137
Lee Tang/Aspec, CSO	-	84,000	84,000	84,000	84,000	84,000
Gary L. Repchuk	-	-	-	-	-	-
Gina Leslie	-	-	-	-	-	-

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of November 14, 2018, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

	Amount and Nature of	Percentage of Class	% Voting Rights After Offering	% Voting Rights Post Offering
	Beneficial Ownership	Beneficially Owned	(Low Range) $2,500,000	(High Range) $10,000,000
Officers and Directors
Massimo Barone 20C Trolley Square, Wilmington, DE 19806	12,400,000	4.4%	3.4%	2.1%
Paolo Continelli 20C Trolley Square, Wilmington, DE 19806	6,000,000	2.1%	1.6%	1.0%
Michele Tasillo 20C Trolley Square, Wilmington, DE 19806	5,250,000	1.8%	1.4%	0.8%
Gary Repchuk 20C Trolley Square, Wilmington, DE 19806	0	0	0	0
Antonino Moschella 20C Trolley Square, Wilmington, DE 19806	0	0	0	0
Lee Tang 20C Trolley Square, Wilmington, DE 19806	0	0	0	0
Dharmesh Vora 20C Trolley Square, Wilmington, DE 19806	0	0	0	0
Gina Leslie 20C Trolley Square, Wilmington, DE 19806	0	0	0	0
Vinay Kotapati 20C Trolley Square, Wilmington, DE 19806	0	0	0	0
All Directors and Executive Officers as a Group	23,650,000	8.3%	6.5%	3.9%

Greater than 5% Shareholders
Variance Strategy LLC C/O Ma. Barone Continelli 20C Trolley Square Wilmington, De 19806	95,040,000	33.6%	26.8%	15.9%
All Greater than 5% Shareholders as a Group	95,040,000	33.60%	26.80%	15.90%

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 500,000,000 shares of our Common Stock.

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future.  See “Dividend Policy.”  The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Delaware law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Delaware law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our common stock is Manhattan Transfer Registrar Co. They are located at 38B Sheep Pasture Road. Port Jefferson, NY 11777.

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have — outstanding shares of common stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal about shares if fully subscribed; or

•	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 100,000,000 shares of its common stock.

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 100,000,000 shares of its common stock at a fixed price to be determined upon qualification of the Form 1-A filing. The price shall be fixed for the duration of the offering, unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

SMARTCARD MARKETING SYSTEMS, INC.

AND SUBSIDIARY

TABLE OF CONTENTS

YEARS ENDED DECEMBER 31, 2018 AND 2017

(unaudited)

SMARTCARD MARKETING SYSTEMS INC.
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31st 2018 AND 2017 (unaudited)

		Unaudited	Audited
		December 31	December 31
		2018	2017
ASSETS
Current Assets
Cash and equivalents		$469	$13,417
Accounts Receivable		35,000	15,000
Prepaid expenses		103,142	-
Total current assets		138,611	28,417

Long Term Assets
Intangible assets - Software technology		720,371	357,521
		720,371	357,521

Total Assets		858,982	385,938

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities		$1,456,303	$1,423,942

Non Current Liabilities
Loans payable		$-	$-
Debentures and payables to be converted into stock	note B	2,380,698	1,530,698
		2,380,698	1,530,698
		3,837,001	2,954,640

Shareholders' Deficiency
Capital Stock	note C	281,743	279,076
Additional paid up Capital		2,089,595	2,012,262
Deficit		(5,349,356)	(4,860,040)
Total Shareholders' Deficiency		(2,978,019)	(2,568,702)

Total Liabilities & Shareholders' Deficiency		$858,982	$385,938

See accompanying notes - Unaudited

SMARTCARD MARKETING SYSTEMS INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENT OF INCOME
YEARS ENDE DECEMBER 31ST 2018 AND 2017 (unaudited)

	Unaudited	Audited
	December 31st	December 31st
	2018	2017
Revenues
Processing	$47,894	$59,000
Consulting	13,117	36,233
	61,011	95,233
DIRECT COST
Development cost	-	-
Network	7,900	31,215
	7,900	31,215

GROSS MARGIN	53,111	64,018

Administration
Wages	219,600	265,050
Rent	11,900	13,007
Office expenses	-	7,326
Professional fees	107,365	105,011
Telecommunication	-	-
Filing Fees	16,269	25,247
Bank charges	5,988	4,233
	361,123	419,874
Sales and Marketing
Wages	100,720
Travel fees	28,841	86,435
Events and shows	33,743	38,749
Promotion	18,000	18,907
Web marketing	-	52,309
	181,304	196,400

TOTAL EXPENSES	542,427	616,274

NET EARNINGS (LOSS) BEFORE INTEREST	-489,316	-552,256
DEPRECIATION AND TAXES

Depreciation	-	-

NET LOSS	$-489,316	$-552,256

See accompanying notes - Unaudited

SMARTCARD MARKETING SYSTEMS INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDE DECEMBER 31st 2018 AND 2017 (unaudited)

For the period ended	Unaudited	Audited
	December 31st	December 31st
	2018	2017

CASH FLOW FROM OPERATING ACTIVITIES

Net Loss	-489,316	-552,256
Adjustment to reconcile net loss to net cash used by operating activities:
Depreciation	-	-
In(De)crease in:
Accounts receivables	-20,000	-25,000
Prepaid expenses	-103,142	-59,201
Accounts payables	32,361	-180,705

NET CASH USED BY OPERATING ACTIVITIES	-580,097	-648,760

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in Software development	-362,850	-357,521

NET CASH USED BY INVESTING ACTIVITIES	-362,850	-357,521

CASHFLOWS FROM FINANCING ACTIVITIES
Issuance of Loans payables	-
Debentures to be converted into Stock	-	-
Payables to be Converted into stock	-	-
Cash proceeds from convertible debentures and payables	850,000	1,019,621

CASH PROVIDED BY FINANCING ACTIVITIES	850,000	1,019,621

NET INCREASE IN CASH AND CASH EQUIVALENTS	-92,946	13,340

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	13,416	76

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$79,530	$13,416

See accompanying notes - Unaudited

SMARTCARD MARKETING SYSTEMS INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN
STOCKHOLDERS EQUITY (DEFICIT) (unaudited)

	Common	Addtl	Accumulated
	Stock	Paid-in Capital	Deficit	Totals

BALANCE AS OF DECEMBER 31, 2015	203,076	1,126,262	-3,737,710	-2,408,372
Net Loss			-570,074	-570,074
Contributed Capital		50,000		50,000

BALANCE AS OF DECEMBER 31, 2016	203,076	1,176,262	-4,307,784	-2,928,446

Net Loss			-552,256	-552,256
Conversion of Loans	76,000	836,000		912,000

BALANCE AS OF DECEMBER 31, 2017	279,076	2,012,262	-4,860,040	-2,568,702

Net Loss			-489,316	-489,316
Conversion of Debt	2,667	77,333
BALANCE AS OF DECEMBER 31, 2018	281,743	2,089,595	-5,349,356	-3,058,018

See accompanying notes - Unaudited

SMARTCARD MARKETING SYSTEMS INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31st 2018 (unaudited)

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SmartCard Marketing Systems Inc. and Subsidiary (the Company) consist of SmartCard Marketing Systems Inc, and its wholly owned subsidiary VelocityMWallet Technologies LLC.

SmartCard Marketing Systems Inc. is a payments & loyalty company formed under the laws of Delaware as a solutions provider to the payment industry, delivering web, cloud & mobility products for acquiring and issuing banks, telecoms and enterprises. The Company’s in-house lab offers customers proprietary software solutions.

NOTE B CONVERTIBLE DEBENTURES

In January 2015 the Company issued a convertible note payable totaling $140,000.00 pursuant to loans payable to Michele Tasillo. The loans have no set repayment terms and bear no interest. At the election of the holder, upon the occurrence of certain events, the notes can be converted into common stock of the Company at a conversion price per share of $0.0225 or at 25% of the average bid price for the 30 consecutive business days prior to conversion. The conversion feature is contingent upon cash availability & market price.  Outstanding amounts totaling $140,000 maybe be converted at a price of $0.0225 for 6,222,222 Class A shares. The amounts are included in debentures and payables to be converted into stock at September 30th, 2018. (Schedule “B”)

In February 2016 the Company issued a convertible notes payable totaling $35,000.00 pursuant to a convertible note payable to Gestion Mario Rosati Inc.. The loans have no set repayment terms and bear no interest. At the election of the holder, upon the occurrence of certain events, the notes can be converted into common stock of the Company at a conversion price per share of $0.018 or at  25% of the average bid price for the 30 consecutive business days prior to conversion. The conversion feature is contingent upon cash availability & market price.  Outstanding amounts totaling $35,000 maybe be converted at a price of $0.018 for 1,944,444 Class A shares.  The amounts are included in debentures and payables to be converted into stock at September 30th, 2018.  (Schedule “B”)

In April 2016 the Company issued a dept conversion for a payable totaling $50,000.00 in exchange for financial advisory services to Wellington Shields Holding LLC. The Company issued 2,857,143 common shares at an issue price of $0.0175 per share, for a total of $50,000.  The amounts are included in debentures and payables converted into stock as of December 31st, 2016.  (Schedule "A")

In August 2017 the company issued dept conversions totaling $120,000.00 to Massimo Barone for loans payable.  The company issued 10,000,000 common shares at an issue price of $0.012 per share, for a total of $120,000,000.  The amounts are included in debentures and payables converted into stock as of December 31st, 2017.  (Schedule “C”)

SMARTCARD MARKETING SYSTEMS INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31st 2018 (unaudited)

NOTE B CONVERTIBLE DEBENTURES

In August 2017 the company issued dept conversions totaling $72,000.00 to Paolo Continelli for loans payable.  The company issued 6,000,000 common shares at an issue price of $0.012 per share, for a total of $72,000,000.  The amounts are included in debentures and payables converted into stock as of December 31st, 2017. (Schedule “C”)

In August 2017 the company issued dept conversions totaling $60,000.00 to Michele Tasillo for loans payable. The company issued 5,000,000 common shares at an issue price of $0.012 per share, for a total of $60,000,000.  The amounts are included in debentures and payables converted into stock as of December 31st, 2017. (Schedule “C”)

In February 2017 the Company executed a new long-term loan agreement for $1,000,000 with Primeline HK Ltd (“Primeline”). The funds will finance the completion of the development and commercialization of the Company products. As per this agreement, Primeline intends to convert this loan for 25% of the outstanding Class A shares of the Company. Total shares to be issued will be 101,360,778. (Schedule “B”)

In August 2018 the company issued dept conversions totaling $660,000.00 to Variance Strategy LLC. for defered management expenses.  The company issued 55,000,000 common shares at an issue price of $0.012 per share, for a total of $660,000.00.  The amounts are included in debentures and payables converted into stock as of December 31st, 2017.  (Schedule "C")

In September 2018 the Company issued a dept conversion for a payable totaling $80,000.00 in exchange for legal advisory services to Costaldo Law Group P.C. The Company issued 2,666,667 common shares at an issue price of $0.03 per share, for a total of $80,000.00.  The amounts are included in debentures and payables converted into stock as of December 31st, 2018.

NOTE C CONVERTIBLE DEBENTURES

As of June 30, 2017, the Company proceeded with an increase of its authorized Class A shares from 300,000,000 to 500,000,000.

As of January 1, 2018, the Company continued with its ongoing Capital Investment Agreement with Primeline HK Ltd. As per this agreement, Primeline continued its investment with an amount of $800,000 in equity of the Company at a price of 0,045$. As of December 31st 2018, $800,000 was received.

SMARTCARD MARKETING SYSTEMS INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

June 30th 2019

(unaudited)

		Unaudited	Unaudited
		June 30	December 31
		2019	2018
ASSETS
Current Assets
Cash and equivalents		$2,668	$469
Accounts Receivable		43,200	35,000
Prepaid expenses		-	103,142
Total current assets		49,030	138,611

Long Term Assets
Intangible assets - Software technology		839,914	720,371
		839,914	720,371

Total Assets		885,802	858,982

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities		$810,599	$1,456,303

Non Current Liabilities
Loans payable		$-	$-
Debentures and payables to be converted into stock	note B	2,100,000	2,380,698
		2,100,000	2,380,698
		2,910,599	3,837,001

Shareholders' Deficiency
Capital Stock	note C	367,293	281,743
Additional paid up Capital		3,306,045	2,089,595
Deficit		(5,694,985)	(5,349,356)
Total Shareholders' Deficiency		(2,021,648)	(2,978,019)

Total Liabilities & Shareholders' Deficiency		$888,952	$858,982

Approved on behalf of the board:

Massimo Barone, CEO	Michele Tasillo, CFO
SmartCard Marketing Systems Inc.	SmartCard Marketing Systems Inc.

See accompanying notes - Unaudited

SMARTCARD MARKETING SYSTEMS INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENT OF INCOME
JUNE 30th 2019017 (unaudited)

	Unaudited	Unaudited	Unaudited
	June 30th	Year to Date	Year End
	2019	2019	2018
Revenues
Processing	$12,290	$21,994	$47,894
Consulting	$	$15,650	$13,117
	12,290	48,994	61,011
DIRECT COST
Development cost
Network	$1,974	$3,948	$7,900
	1,974	3,948	7,900

GROSS MARGIN	10,316	45,046	53,111

Administration
Wages	122,934	328,628	219,600
Rent	-	1,400	11,900
Office expenses	-	-	-
Professional fees	-	-	107,365
Telecommunication	-	-	-
Filing Fees	-	900	16,269
Bank charges	563	1,612	5,988
	133,376	363,285	361,122
Sales and Marketing
Wages	-	-	100,720
Travel fees	-	-	28,841
Events and shows	-	-	33,743
Promotion	-	750	18,000
Uncategorized Expense	10,735	26,640	-
	10,735	27,390	181,304

TOTAL EXPENSES	144,111	390,675	542,426

NET EARNINGS (LOSS) BEFORE INTEREST DEPRECIATION AND TAXES	(133,795)	(345,629)	(489,315)

Depreciation	-	-	-

NET LOSS	$(133,795)	$(345,629)	$(489,315)
NET LOSS PER SHARE	$(0.00027)	$(0.00069)	$(0.00098)

Approved on behalf of the board:

Massimo Barone, CEO	Michele Tasillo, CFO
SmartCard Marketing Systems Inc.	SmartCard Marketing Systems Inc.

See accompanying notes - Unaudited

SMARTCARD MARKETING SYSTEMS INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
JUNE 30th 2019 (unaudited)

For the period ended	Unaudited	Unaudited
	June 30th	December 31st
	2019	2018
CASH FLOW FROM OPERATING ACTIVITIES

Net Loss	-345,629	-489,316
Adjustment to reconcile net loss to net cash used by operating activities:
Depreciation	-	-
In(De)crease in:
Accounts receivables	-11,350	-20,000
Prepaid expenses	103,1042	-103,142
Accounts payables	645,704,	32,361

NET CASH USED BY OPERATING ACTIVITIES	-899,541	-580,097

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in Software development	-119,543	-362,850

NET CASH USED BY INVESTING ACTIVITIES	-119,543	-362,850

CASHFLOWS FROM FINANCING ACTIVITIES
Issuance of Loans payables	-280,698
Debentures to be converted into Stock	1,302,000	80,000
Payables to be Converted into stock	-	-
Cash proceeds from convertible debentures and payables	-	850,000

CASH PROVIDED BY FINANCING ACTIVITIES	1,021,302	930,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	-2,219	-12,947

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	469	13,416

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,688	$469

Approved on behalf of the board::

/s/ Massimo Barone	/s/ Michele Tasillo
Massimo Barone, CEO	Michele Tasillo, CFO
SmartCard Marketing Systems Inc.	SmartCard Marketing Systems Inc.

See accompanying notes - Unaudited

SMARTCARD MARKETING SYSTEMS INC.
AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN
STOCKHOLDERS EQUITY (DEFICIT) (unaudited)

	Common	Additional	Accumulated
	Stock	Paid-in Capital	Deficit	Totals

BALANCE AS OF DECEMBER 31, 2015	$203,076	$1,126,262	$(3,737,710)	$(2,408,372)
Net Loss			$(570,074)	$(570,074)
Contributed Capital		$50,000		$50,000

BALANCE AS OF DECEMBER 31, 2016	$203,076	$1,176,262	$(4,307,784)	$(2,928,446)

Net Loss			$(552,256)	$(552,256)
Conversion of Loans	$76,000	$836,000		$912,000

BALANCE AS OF DECEMBER 31, 2017	$279,076	$2,012,262	$(4,860,040)	$(2,568,702)

Net Loss			$(489,316)	$(489,316)
Conversion of loans	$2,667	$77,333		$80,000

BALANCE AS OF DECEMBER 31, 2018	$281,743	$2,089,595	$(5,349,356)	$(2,978,019)

Net Loss, for the period			$(345,629)	$(345,629)
Conversion of loans	$85,550	$1,216,450		$1,302,000

BALANCE AS OF JUNE 30, 2019	$367,293	$3,306,045	$(5,694,985)	$(2,021,648)

SMARTCARD MARKETING SYSTEMS INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDING JUNE 30th 2019 (unaudited)

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SmartCard Marketing Systems Inc. and Subsidiary (the Company) consist of SmartCard Marketing Systems Inc, and its wholly owned subsidiary VelocityMWallet Technologies LLC.

SmartCard Marketing Systems Inc. is a payments and fintech company formed under the laws of Delaware as a solutions provider to the payment industry, delivering web, cloud & mobility products for acquiring and issuing banks, telecoms and enterprises. The Company’s in-house lab offers customers proprietary software solutions.

Historical NOTE B CONVERTIBLE DEBENTURES

In January 2015 the Company issued a convertible note payable totaling $140,000.00 pursuant to loans payable to Michele Tasillo. The loans have no set repayment terms and bear no interest. At the election of the holder, upon the occurrence of certain events, the notes can be converted into common stock of the Company at a conversion price per share of $0.0225 or at 25% of the average bid price for the 30 consecutive business days prior to conversion. The conversion feature is contingent upon cash availability & market price. Outstanding amounts totaling $140,000 maybe be converted at a price of $0.0225 for 6,222,222 Class A shares. The amounts are included in debentures and payables to be converted into stock at September 30th, 2018. (Schedule “B”)

In February 2016 the Company issued a convertible notes payable totaling $35,000.00 pursuant to a convertible note payable to Gestion Mario Rosati Inc.. The loans have no set repayment terms and bear no interest. At the election of the holder, upon the occurrence of certain events, the notes can be converted into common stock of the Company at a conversion price per share of $0.018 or at 25% of the average bid price for the 30 consecutive business days prior to conversion. The conversion feature is contingent upon cash availability & market price. Outstanding amounts totaling $35,000 maybe be converted at a price of $0.018 for 1,944,444 Class A shares. The amounts are included in debentures and payables to be converted into stock at September 30th, 2018. (Schedule “B”)

In April 2016 the Company issued a dept conversion for a payable totaling $50,000.00 in exchange for financial advisory services to Wellington Shields Holding LLC. The Company issued 2,857,143 common shares at an issue price of $0.0175 per share, for a total of $50,000. The amounts are included in debentures and payables converted into stock as of December 31st, 2016. (Schedule "A")

In August 2017 the company issued dept conversions totaling $120,000.00 to Massimo Barone for loans payable. The company issued 10,000,000 common shares at an issue price of $0.012 per share, for a total of $120,000,000. The amounts are included in debentures and payables converted into stock as of December 31st, 2017. (Schedule “C”)

NOTE B CONVERTIBLE DEBENTURES

In August 2017 the company issued dept conversions totaling $72,000.00 to Paolo Continelli for loans payable. The company issued 6,000,000 common shares at an issue price of $0.012 per share, for a total of $72,000,000. The amounts are included in debentures and payables converted into stock as of December 31st, 2017. (Schedule “C”)

In August 2017 the company issued dept conversions totaling $60,000.00 to Michele Tasillo for loans payable. The company issued 5,000,000 common shares at an issue price of $0.012 per share, for a total of $60,000,000. The amounts are included in debentures and payables converted into stock as of December 31st, 2017. (Schedule “C”)

In February 2017 the Company executed a new long-term loan agreement for $1,000,000 with Primeline HK Ltd (“Primeline”). The funds will finance the completion of the development and commercialization of the Company products. As per this agreement, Primeline intends to convert this loan for 25% of the outstanding Class A shares of the Company. Total shares to be issued will be 101,360,778. (Schedule “B”)

In August 2018 the company issued dept conversions totaling $660,000.00 to Variance Strategy LLC. for defered management expenses. The company issued 55,000,000 common shares at an issue price of $0.012 per share, for a total of $660,000.00. The amounts are included in debentures and payables converted into stock as of December 31st, 2017. (Schedule "C")

In September 2018 the Company issued a dept conversion for a payable totaling $80,000.00 in exchange for legal advisory services to Costaldo Law Group P.C. The Company issued 2,666,667 common shares at an issue price of $0.03 per share, for a total of $80,000.00. The amounts are included in debentures and payables converted into stock as of December 31st, 2018.

NOTE C CONVERTIBLE DEBENTURES

As of June 30, 2017, the Company proceeded with an increase of its authorized Class A shares from 300,000,000 to 500,000,000.

As of January 1, 2018, the Company continued with its ongoing Capital Investment Agreement with Primeline HK Ltd. As per this agreement, Primeline continued its investment with an amount of $800,000 in equity of the Company at a price of 0,045$. As of December 31st 2018, $800,000 was received.

PART III EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description	Filed
2.1	Certificate of Incorporation	Previously Filed
2.2	Bylaws	Previously Filed
2.3	Articles of Amendment (Name and State of Incorporation Change)	Previously Filed
2.5	Articles of Amendment (Name Change)	Previously Filed
2.6	Articles of Amendment (Name Change)	Previously Filed
4.1	Form of Subscription Agreement
6.1	Hosted Portal Services Agreement between SmartCard Marketing Systems, LLC. And Contact Innovations, Inc.	Previously Filed
6.2	Memorandum of Agreement between SmartCard Marketing Systems, Inc. and EMV-Connect, Inc.	Previously Filed
6.3	Memorandum of Agreement- Global Partnership between SmartCard Marketing Systems, Inc. and VeritasPay HK, Ltd.	Previously Filed
6.4	Memorandum of Agreement between SmartCard Marketing Systems, Inc. and Axepay, Inc.	Previously Filed
6.5	Letter of Intent of Issuer Subscription between SmartCard Marketing Systems, Inc. and Primeline (Hong Kong) Limited	Previously Filed
6.6	Letter of Intent Investment Capital between SmartCard Marketing Systems, Inc. and Primeline (Hong Kong) Ltd.	Previously Filed
12.1	Opinion of Eilers Law Group, P.A. regarding legality of the securities covered in this Offering

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, Delaware on this 15th day of October 2019.

By:	/s/ Massimo Barone
Massimo Barone,
Chief Executive Officer and Chairman
SmartCard Systems, Inc.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Massimo Barone	Chief Executive Officer, Chairman, Principal Accounting Officer & Principal Financial Officer	October 15, 2019
Massimo Barone

/s/ Paolo Continelli	Director	October 15, 2019
Paolo Continelli

/s/ Michele Tasillo	Director	October 15, 2019
Michele “Mike” Tasillo

/s/ Gina Leslie	Director	October 15, 2019
Gina Leslie

/s/ Gary Repchuk	Director	October 15, 2019
Gary Repchuk